Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS
FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

Fourth quarter GAAP net income of $9.7 million or $0.33 per diluted common share and
Core Earnings(1) of $10.7 million or $0.37 per diluted common share

Full-year 2019 GAAP net income of $37.0 million or $1.28 per diluted common share and
Core Earnings(1) of $40.6 million or $1.41 per diluted common share

- Subsequent to year ended December 31, 2019 -

Raised approximately $73 million of equity

Closed $238 million of new loans year to date

Declared first quarter 2020 dividend of $0.33 per diluted common share

NEW YORK—(BUSINESS WIRE) — Ares Commercial Real Estate Corporation (the “Company”) (NYSE:ACRE), a specialty finance company engaged in originating and investing in commercial real estate assets, reported generally accepted accounting principles (“GAAP”) net income of $9.7 million or $0.33 per diluted common share and Core Earnings(1) of $10.7 million or $0.37 per diluted common share for the fourth quarter of 2019. The Company reported GAAP net income of $37.0 million or $1.28 per diluted common share and Core Earnings(1) of $40.6 million or $1.41 per diluted common share for full-year 2019. In addition, the Company announced that its Board of Directors declared a first quarter 2020 dividend of $0.33 per diluted common share payable on April 15, 2020 to common stockholders of record on March 31, 2020.

“We delivered strong earnings in both the fourth quarter and full year 2019 due to higher investment activity at attractive spreads and continued strong performance of our portfolio,” said Bryan Donohoe, Chief Executive Officer of ACRE. “Looking forward, we believe we are well positioned to grow our company accretively on behalf of our stakeholders.”

“ACRE is already off to a strong start in the first quarter of 2020. Year to date, we have completed a $73 million equity offering, secured a $150 million new financing facility, closed $238 million of new loans and have an attractive pipeline of investments,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “We remain focused on further enhancing our earnings through our investment activities and optimizing our borrowing facilities.”

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(1) Core Earnings is a non-GAAP financial measure. Refer to Schedule I for further details.

2020 ANNUAL STOCKHOLDERS MEETING

The Board of Directors set February 26, 2020 as the record date for the Company’s 2020 Annual Meeting of Stockholders. The 2020 Annual Meeting of Stockholders will be held on April 23, 2020.

COMMON STOCK DIVIDEND

On November 8, 2019, the Company declared a cash dividend of $0.33 per common share for the fourth quarter of 2019. The fourth quarter 2019 dividend was paid on January 15, 2020 to common stockholders of record as of December 30, 2019.

ADDITIONAL INFORMATION

The Company issued a presentation of its fourth quarter and full-year 2019 results, which can be viewed at www.arescre.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full-Year 2019 Earnings Presentation.” The Company also filed its Annual Report on Form 10-K for the year ended December 31, 2019 with the U.S. Securities and Exchange Commission on February 20, 2020.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, February 20, 2020, the Company invites all interested persons to attend its webcast/conference call at 11:00 a.m. (Eastern Time) to discuss its fourth quarter and full-year 2019 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1(888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 8615348 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 5, 2020 at 5:00 p.m. (Eastern Time) to domestic callers by dialing +1(877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10137628. An archived replay will also be available through March 5, 2020 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management Corporation. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads and interest rates, commercial real estate loan volumes and the risks described from time to time in the

Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

INVESTOR RELATIONS CONTACTS

Ares Commercial Real Estate Corporation
Carl Drake or Veronica Mendiola Mayer
(888)-818-5298
iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$5,256	$11,089
Restricted cash	379	379
Loans held for investment ($515,896 and $289,576 related to consolidated VIEs, respectively)	1,682,498	1,524,873
Real estate owned, net	37,901	—
Other assets ($1,309 and $843 of interest receivable related to consolidated VIEs, respectively; $41,104 and $51,582 of other receivables related to consolidated VIEs, respectively)	58,100	66,983
Total assets	$1,784,134	$1,603,324
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Secured funding agreements	$728,589	$777,974
Notes payable	54,708	—
Secured term loan	109,149	108,345
Collateralized loan obligation securitization debt (consolidated VIE)	443,177	270,737
Due to affiliate	2,761	3,163
Dividends payable	9,546	8,914
Other liabilities ($718 and $541 of interest payable related to consolidated VIEs, respectively)	9,865	8,604
Total liabilities	1,357,795	1,177,737
STOCKHOLDERS' EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at December 31, 2019 and 2018 and 28,865,610 and 28,755,665 shares issued and outstanding at December 31, 2019 and 2018, respectively	283	283
Additional paid-in capital	423,619	421,739
Accumulated earnings	2,437	3,565
Total stockholders’ equity	426,339	425,587
Total liabilities and stockholders’ equity	$1,784,134	$1,603,324

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the three months ended December 31, 2019	For the year ended December 31, 2019
Revenue:
Interest income from loans held for investment	$28,536	$114,784
Interest expense	(15,044)	(62,583)
Net interest margin	13,492	52,201
Revenue from real estate owned	8,088	25,058
Total revenue	21,580	77,259
Expenses:
Management and incentive fees to affiliate	1,959	7,363
Professional fees	641	2,194
General and administrative expenses	1,035	4,188
General and administrative expenses reimbursed to affiliate	764	3,026
Expenses from real estate owned	7,338	22,982
Total expenses	11,737	39,753
Income before income taxes	9,843	37,506
Income tax expense, including excise tax	183	515
Net income attributable to common stockholders	$9,660	$36,991
Earnings per common share:
Basic earnings per common share	$0.34	$1.29
Diluted earnings per common share	$0.33	$1.28
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,640,363	28,609,282
Diluted weighted average shares of common stock outstanding	28,872,975	28,846,641
Dividends declared per share of common stock	$0.33	$1.32

SCHEDULE I

Reconciliation of Net Income to Non-GAAP Core Earnings

The Company believes the disclosure of Core Earnings provides useful information to investors regarding the calculation of incentive fees the Company pays to its manager, Ares Commercial Real Estate Management LLC, and the Company’s financial performance. Core Earnings is an adjusted non-GAAP measure that helps the Company evaluate its financial performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan origination portfolio and operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Core Earnings is a non-GAAP measure and is defined as net income (loss) computed in accordance with GAAP, excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that any of the Company’s target investments are structured as debt and the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss), one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between the Company’s external manager and the Company’s independent directors and after approval by a majority of the Company’s independent directors.

Reconciliation of net income attributable to common stockholders, the most directly comparable GAAP financial measure, to Core Earnings is set forth in the table below for the three months and year ended December 31, 2019 ($ in thousands):

	For the three months ended December 31, 2019	For the year ended December 31, 2019
Net income attributable to common stockholders	$9,660	$36,991
Stock-based compensation	482	1,880
Incentive fees to affiliate	378	1,052
Depreciation of real estate owned	219	667
Core Earnings	$10,739	$40,590
Net income attributable to common stockholders	$0.34	$1.29
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	0.01	0.04
Depreciation of real estate owned	0.01	0.02
Basic Core Earnings per common share	$0.37	$1.42
Net income attributable to common stockholders	$0.33	$1.28
Stock-based compensation	0.02	0.07
Incentive fees to affiliate	0.01	0.04
Depreciation of real estate owned	0.01	0.02
Diluted Core Earnings per common share	$0.37	$1.41